As filed with the Securities and Exchange Commission on January 3, 2001

                                                      Registration No. 333-____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      FLORIDA EAST COAST INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


               Florida                                   59-2349968
   (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                 Identification Number)

                               One Malaga Street
                       St. Augustine, Florida 32085-1048

   (Address, including zip code, of Registrant's principal executive offices)

                            -----------------------

                              STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                            -----------------------

                                HEIDI J. EDDINS
                           Executive Vice President,
                         Secretary and General Counsel
                      Florida East Coast Industries, Inc.
                               One Malaga Street
                          St. Augustine, FL 32085-1048
                                 (904) 826-2260

                            -----------------------

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -----------------------

                                   Copies to:
                            Winthrop B. Conrad, Jr.
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                 (212) 450-4000

                                            CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                                Proposed
                                                                 Maximum       Proposed Maximum
         Title of Securities              Amount to be        Offering Price       Aggregate           Amount of
          to be Registered                 Registered           Per Unit(1)    Offering Price(1)    Registration Fee
---------------------------------------------------------------------------------------------------------------------
Class A Common Stock, no par
  value per share....................  1,000,000 shares(2)      $    34.44       $  34,440,000        $    8,610
=====================================================================================================================

(1) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, based on the average of the high and low share prices reported on the New York Stock Exchange for December 27, 2000.

(2) Plus an additional number of shares of Common Stock as may be issued pursuant to the anti-dilution provisions of the Plan. The Common Stock also includes certain rights under the registrant's Rights Plan which, until the occurrence of certain events specified in the Rights Plan, will not be exercisable or evidenced separately from the Common Stock.
===============================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation by Reference.

     The following documents are hereby incorporated by reference into this Registration Statement:

     (a) The Company's Registration Statement on Form S-8, Registration No. 333-76577, filed with respect to the Company's 1998 Stock Incentive Plan.

     (b) Registrant's Annual Report filed with the Commission on Form 10-K pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (Exchange Act File No. 001-08723) for year ended December 31, 1999.

     (c) The Registrant's Quarterly Reports on Form 10-Q (Exchange Act File No. 001-08723) filed with the Commission for the quarters ended June 30, 2000, March 31, 2000 and September 30, 2000.

     (d) The Registrant's Current Reports on Form 8-K (Exchange Act File No. 001-08723) dated October 5, 2000 and November 13, 2000.

     (e) The description of the Company's Class A common stock ("Common Stock"), no par value, contained in the Registrant's Exchange Act registration statement on Form 8-A (Exchange Act File No. 001-08723) filed with the Commission, including any amendment or report filed for the purpose of updating such description.

     (f) The description of the Company's Rights Plan contained in the Registrant's Exchange Act registration statement on Form 8-A (Exchange Act File No. 001-08723) filed with the Commission, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     See Item 3, above.

Item 5. Interests of Named Experts and Counsel.

     None.

Item 6. Indemnification of Directors and Officers.

     Article X of Amended and Restated Articles of Incorporation of the Registrant, a Florida corporation, provides for the indemnification of directors and officers to the fullest extent permitted by the Florida Business Corporation Act. In addition, the Amended and Restated Articles of Incorporation provide for indemnification when a person is threatened to be made a party or otherwise involved in any action, suit or proceeding.

     Section 607.0850 of the Florida Business Corporation Act authorizes indemnification when a person is or was made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent or is or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for judgments, settlements, penalties, fines (including an excise tax assessed with respect to any employee benefit plan), and expenses (including counsel fees) actually and reasonably incurred with respect to a proceeding.

     If such a proceeding is brought by or in the right of the corporation (i.e. a derivative suit), such person may be indemnified against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to a conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, in such case, allow such indemnification of such person for such expenses as the court deems proper.

     Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

     The Registrant maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Registrant.

Item 7. Exemptions From Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     Exhibit
     Number                            Description
     -------                           -----------
         5           Opinion regarding legality of shares to be offered.
      23(i)          Consent of KPMG LLP.
     23(ii)          Consent of Counsel (set forth in Exhibit 5).
        24           Power of Attorney authorizing execution of registration
                     statement of Form S-8 on behalf of certain officers and directors of Registrant (set forth on the signature pages hereof).

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 6 -- Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Augustine, State of Florida, on this 29th day of December, 2000.

                                             By  /s/ Robert W. Anestis
                                                -------------------------------
                                                Robert W. Anestis
                                                Chairman, President, and Chief
                                                  Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of Florida East Coast Industries, Inc., a corporation organized under the laws of the state of Florida (the "Company"), hereby constitutes and appoints Robert W. Anestis and Heidi J. Eddins (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents for him and her on his or her behalf and in his or her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-8 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of shares of common stock, no par value, of the Company, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS HEREOF, the undersigned director and or officer has hereunto set his or her hand and seal, as of the date specified.

          Signature                      Title                       Date
          ---------                      -----                       ----


/s/ Robert W. Anestis         Chairman, President and Chief   December 29, 2000
----------------------------  Executive Officer
      Robert W. Anestis


/s/ Mark Leininger            Principal Accounting Officer    December 29, 2000
----------------------------
      Mark Leininger


/s/ Richard S. Elwood         Director                        December 29, 2000
----------------------------
     Richard S. Elwood


                              Director                        December   , 2000
----------------------------
    J. Nelson Fairbanks

/s/ David M. Foster           Director                         December 29, 2000
----------------------------
      David M. Foster


/s/ A. C. Harper              Director                         December 29, 2000
----------------------------
       A. C. Harper


                              Director                         December   , 2000
----------------------------
     Adolfo Henriques


                              Director                         December   , 2000
----------------------------
    Gilbert Lamphere


/s/ Joseph Nemec              Director                         December 22, 2000
----------------------------
       Joseph Nemec


/s/ Herbert Peyton            Director                         December 29, 2000
----------------------------
     Herbert Peyton


/s/ W. L. Thornton            Director                         December 26, 2000
----------------------------
    W. L. Thornton

                                 EXHIBIT INDEX

Exhibit                                                              Sequential
Number                      Description                              Page Number
-------                     -----------                              -----------
    5     Opinion regarding legality of shares to be offered.
 23(i)    Consent of KPMG LLP.
23(ii)    Consent of Counsel (set forth in Exhibit 5).
   24 Power of Attorney authorizing execution of registration statement of Form S-8 on behalf of certain officers and directors of Registrant (set forth on the signature pages hereof).